Exhibit 21.1
SUBSIDIARIES
OF
TIME WARNER CABLE INC.
Time Warner Cable Inc. maintains over 100 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner Cable Inc. that own and operate cable television systems and/or provide IP-based telephony or high-speed data services. The names of various consolidated wholly owned subsidiaries that carry on the same line of business as Time Warner Cable Inc. have been omitted. None of the omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary.

State of Other
Jurisdiction of
Name	Incorporation

Time Warner Cable Inc. (Registrant)	Delaware
Time Warner Cable LLC	Delaware
Time Warner Cable Information Services (Alabama), LLC	Delaware
Time Warner Cable Information Services (Georgia), LLC	Delaware
Time Warner Cable Information Services (New Hampshire), LLC	Delaware
Time Warner Cable Information Services (Oklahoma), LLC	Delaware
Time Warner Cable San Antonio, L.P.	Delaware
TW NY Cable Holding Inc.	Delaware (1)
Time Warner Cable West Virginia, LLC	Delaware
Time Warner Cable Information Services (West Virginia), LLC	Delaware
Time Warner NY Cable LLC	Delaware (1)
CAC Exchange I, LLC	Delaware
CAC Exchange II, LLC	Delaware
CAP Exchange I, LLC	Delaware
C-Native Exchange I, LLC	Delaware
C-Native Exchange II, L.P.	Delaware
C-Native Exchange IIA, L.P.	Delaware
C-Native Exchange III, L.P.	Delaware
Time Warner Cable Information Services (Arizona), LLC	Delaware
Time Warner Cable Information Services (Kentucky), LLC	Delaware
Time Warner Cable Information Services (Washington), LLC	Delaware
Time Warner Cable of Dallas, LP	Delaware
Time Warner Entertainment Company, L.P.	Delaware
Century Venture Corporation	Delaware
Erie Telecommunications, Inc.	Pennsylvania (1)
Erie Digital Phone, LLC	Delaware
Queens Inner Unity Cable System	New York
Road Runner HoldCo LLC	Delaware

State of Other
Jurisdiction of
Name	Incorporation
Staten Island Cable, LLC	Delaware
Time Warner Cable Information Services (Hawaii), LLC	Delaware
Time Warner Cable Information Services (Indiana), LLC	Delaware
Time Warner Cable Information Services (Maine), LLC	Delaware
Time Warner Cable Information Services (Mississippi), LLC	Delaware
Time Warner Cable Information Services (Ohio), LLC	Delaware
Time Warner Cable Information Services (Wisconsin), LLC	Delaware
Time Warner Cable of Maine, L.P.	Delaware
Time Warner Cable of Southeastern Wisconsin, L.P.	Delaware
Time Warner ResCom of New York LLC	Delaware
TWFanch-one Co.	Delaware
Time Warner Cable Information Services (New Jersey), LLC	Delaware
TWFanch-two Co.	Delaware
Time Warner Entertainment-Advance/Newhouse Partnership	New York (2)
CAT Holdings, LLC	Delaware
KCCP Trust	Delaware
Time Warner Cable Information Services (Kansas), LLC	Delaware
Time Warner Cable Information Services (Missouri), LLC	Delaware
Time Warner Cable Information Services (California), LLC	Delaware
Time Warner Cable Information Services (International), LLC	Delaware
Time Warner Cable Information Services (Massachusetts), LLC	Delaware
Time Warner Cable Information Services (Nebraska), LLC	Delaware
Time Warner Cable Information Services (North Carolina), LLC	Delaware
Time Warner Cable Information Services (Pennsylvania), LLC	Delaware
Time Warner Cable Information Services (South Carolina), LLC	Delaware
Time Warner Cable Information Services (Texas), L.P.	Delaware

(1)	Less than 100% owned

(2)	Advance/Newhouse Partnership holds a minority general partnership interest representing 100% economic interest only in cable systems held by a subsidiary of Time Warner Entertainment-Advance/Newhouse Partnership